As filed with the Securities and Exchange Commission on December 13, 2013

Registration Statement No. 333-171037

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-171037

EARTHLINK, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-2511877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309

(Address of Principal Executive Offices) (Zip Code)

ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan

(Full title of the plan)

Bradley A. Ferguson
Chief Financial Officer

EarthLink, Inc.

1375 Peachtree Street

Atlanta, Georgia 30309

(Name and address of agent for service)

(404) 815-0770

(Telephone number, including area code, of agent for service)

Copies to:

David M. Carter, Esq.

Troutman Sanders LLP

1001 Haxall Point

P.O. Box 1122

Richmond, Virginia 23219

(804) 697-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☐

Deregistration of Unsold Securities

This post-effective amendment relates to the following registration statement on Form S-8 (the “S-8 Registration Statement”) of EarthLink, Inc. (the “Company”):

•                  File-No. 333-171037, filed December 8, 2010, registering 587,672 shares of the Company’s common stock together with preferred stock purchase rights issuable pursuant to the Rights Agreement between the Company and American Stock Transfer & Trust Company dated August 6, 2002.

This post-effective amendment to the S-8 Registration Statement is being filed solely to deregister any and all securities previously registered under the S-8 Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 13, 2013.

EARTHLINK, INC.
(Company)

By:	/s/ Bradley A. Ferguson
Name:	Bradley A. Ferguson
Title:	Executive Vice President, Chief Financial Officer